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                                                                    EXHIBIT 13.1

                      EXHIBIT OF PERFORMANCE CALCULATIONS
      THIS EXHIBIT REFLECTS THE CALCULATION OF CERTAIN PERFORMANCE FIGURES
          THAT APPEAR UNDER "PERFORMANCE" IN APPENDIX A OF THE PART B.

     A. TOTAL RETURN

     1. Formula. The total return performance of the Money Market, Total Return, High Yield, Equity and Government Securities Subaccounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $40,000 ("Purchase Payment") from the beginning of the period to the end of the period. The total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $30 annual policy fee. This proration is based on the total number of contract holders. No withdrawals are assumed. Total Return may be expressed either as a dollar value or as a percentage change. The percentage change in the value of the Purchase Payment for the period is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value:

                           Percentage Change = EV - P
                                               ------
                                                 P
EV = Ending Value
P = Purchase Payment
The decimal return is converted to a percentage by multiplying by 100.

    2. Performance Reflected. The representative total return calculation reflected in this Section A is for a $40,000 Purchase Payment into the Total Return Subaccount for the one-year period ended December 31, 1990.

    3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.


   1      1
P/V    = U    $40,000/$2.617601 = 15,281.17 units


    The initial number of units are reduced at the end of the year by a prorated portion of the annual policy maintenance fee.

 1         2     2
U    - (M/V ) = U    15,281.17 - ($25.44/$2.715497) = 15,271.80 units


    The ending value is calculated by converting ending units to dollars.
 2      2
U    x V    = EV  15,271.80 units x $2.715497 =  $41,470.53

    The percentage change return is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value.

(EV - P)/P = R  ($41,470.53 - $40,000)/$40,000 =  0.0368

    The decimal return is converted to a percentage by multiplying by 100.

R x 100 = Total Return % 0.0368 X 100 = 3.68%

B. AVERAGE ANNUAL TOTAL RETURN

   1. Formula. The average annual total return (AATR) performance of the Total Return, High Yield, Equity and Government Securities Subaccounts for a specified period equals the change in the value of a hypothetical initial purchase payment of $1,000 ("Purchase Payment") from the beginning of the period to the end of the period. The AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each subaccount and the deduction of all expenses and fees, including a prorated portion of the $30 annual policy fee. This proration is based on the total number of contract holders. At the end of the specified period, it is assumed that a full




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surrender is taken. The AATR for a specific period is found by talking a hypothetical $1,000 Purchase Payment and computing the redeemable value at the end of the period after all fees and surrender charges. The Ending Redeemable Value (ERV) is then divided by the Purchase Payment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Thus the following formula applies:
                                                ERV  1/N
                 Average Annual Total Return = (---)     - 1
                                                 P

ERV = Ending Redeemable Value
P   = Purchase Payment
N   = Number of years
      The decimal return is converted to a percentage by multiplying by 100.

   2. Performance Reflected. The representative AATR calculation reflected in this Section B is for a $1,000 Purchase Payment into the Total Return Subaccount for the one-year period ended December 31, 1990.

   3. Calculation. The Purchase Payment is divided by the beginning AUV to calculate the beginning number of units.

   1    1
P/V  = U    $1,000/$2.617601 = 382.03 units

   The initial number of units are reduced at the end of the year by a prorated portion of the annual policy maintenance fee.


 1       2     2
U  - (M/V ) = U  382.03 - ($25.44/$2.715497) = 372.66 units


    The ending value is calculated by converting ending units to dollars.
 2    2
U  x V  = EV  372.66 units x $2.715497 = $1,011.96

   The ending redeemable value is calculated by subtracting the surrender charge from the ending value.

EV - (EV x SC) = ERV   $1,011.96 - ($1,011.96 x 6%) = $951.24

   The percentage change quotient is calculated by dividing the ending redeemable value by the beginning value.

(ERV/P) = R   $951.24 / $1,000 = .95124

   The quotient is taken to the Nth root.

   The Nth root of .95124 is = .95124

   One is subtracted from the result.

   .95104 - 1 =-0.04876

   The decimal return is converted to a percentage by multiplying by 100.

    -0.04876 x 100 = -4.88% = Average Annual Total Return





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                               YIELD CALCULATION
                             HIGH YIELD SUBACCOUNT
                        GOVERNMENT SECURITIES SUBACCOUNT

     The yield for the High Yield Subaccount and the Government Securities Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period. The yield quotations are based on a 30-day (or one month) period ended on December 31, 1990 and computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period, according to the following formula:


                                       a-b       6
                          YIELD = 2[(-------- +1)  - 1]
                                       cd

WHERE:

a = net investment income earned during the period by the portfolio attributable to shares owned by the sub-account.

b = expenses accrued for the period (net of reimbursements).

c = the average daily number of accumulation units outstanding during the period.

d = the maximum offering price per accumulation unit on the last day of the period.

High Yield Subaccount
30 day period ended 12/31/90

a = $1,593,155
b = $160,308
c = 42,336,012 units
d = $2.122192
Yield= 19.92%

Government Securities Subaccount
30 day period ended 12/31/90

a = $200,593
b = $42,169
c = 21,600,887 units
d = $1.254327
Yield = 7.12%


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                            MONEY MARKET SUBACCOUNTS
                               YIELD CALCULATION



   1. Formula. Each Subaccount's current yield quotation is based on a seven-day period and is calculated as follows. The first calculation is "base period return before maintenance fee", which is the net change in the Accumulation
Unit Value ("AUV") during the period resulting from net investment income divided by the AUV at the beginning of the period. Realized capital gains or losses and unrealized appreciation or depreciation are not included in the calculation. The next calculation is "base period maintenance fee", which is the annual maintenance fee prorated for the seven-day period and divided by the average contract size.

   The "base period return" is then calculated by subtracting the base period maintenance fee from the base period return before maintenance fee. The result is then divided by 7 and multiplied by 365 and the resulting yield figure is carried to the nearest one-hundredth of one percent.

   Each Subaccount's effective yield is determined by taking the base period return (calculated as described above) and calculating the effect of assumed compounding. The formula for the effective yield is:

                                             365/7
                      (base period return +1)      - 1.

   2. Performance Reflected. The representative yield calculations reflected herein are for the seven-day period ended December 31,1990, for Money Market Subaccount #1.

   3. Yield. First base period return before maintenance fee is calculated. The following figures are provided for this purpose:


   a. AUV at 12/24/90, beginning of seven-day period equals $1.832394.

   b. AUV at 12/31/90, end of seven-day period equals $1.834632.

   c. Change in AUV during the seven-day period ended 12/31/90 due to realized capital gains or losses and unrealized appreciation or depreciation of investments equals zero.

   Base period return before maintenance fee for the seven-day period ended 12/31/90 =

                                    change in AUV due to capital
       12/31/90 AUV-12/24/90 AUV-- gains or losses and unrealized appreciation or depreciation
       ----------------------------------------------------------

                                 12/24/90 AUV


           1.834632 - 1.832394 - 0     0.002238
       =   -----------------------   = --------      =  0.001221
                      1.832394         1.832394


   Next, base period maintenance fee is calculated. The following figures are provided for this purpose

   d. Annual maintenance fee = $30 per contract.

   e. Average contract size = $40,000.


      Base period maintenance fee = Annual maintenance fee x 7/365 days
                                    -----------------------------------
                                         Average contract size
            30 x 7/365   0.575342
      =     ---------- = --------  = 0.000014
            40,000       40,000


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                          MONEY MARKET SUBACCOUNTS
                                 (Continued)



Then, base period return is calculated.

        Base period return = Base period return before maintenance fee
                                 - Base period maintenance fee

                     = 0.001221 - 0.000014 = 0.001207

Then, yield is calculated.

                     Yield = Base period return x 365/7

                         = 0.001207 x 365/7 = 0.0629

The decimal return is converted to a percentage by multiplying by 100.

                            0.0629 x 100 = 6.29%

For Money Market Subaccount #2, the yield is determined using the following assumed AUV's:

                             12/24/90 = 2.027743
                             12/31/90 = 2.030704

All other variables are the same as Money Market Subaccount #1.

The yield for Money Market Subaccount #2 is 7.54%.

4. Effective Yield. The base period return for use in the formula for effective yield set forth in Subsection 1 above is the same as calculated in Subsection 3 above.
                                                           365/7
                Effective yield = (Base period return + 1)      - 1

                                                365/7
                                = (0.001207 + 1)      - 1

                                             365/7
                                = (1.001207)        - 1

                                = 1.0649 - 1 = .0649

The decimal return is converted to a percentage by multiplying by 100.

                                .0649 X 100 = 6.49%

For Money Market Subaccount #2, the effective yield is 7.83%.